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                                                                  EXHIBIT 99(b)



INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Stockholders of MAPCO Inc.:

We have audited the consolidated balance sheets of MAPCO Inc. and subsidiaries as of December 31, 1997 and 1996, and the related consolidated statements of income, changes in stockholders' equity, and cash flows for each of the three years in the period ended December 31, 1997 (none of which are presented herein). Our audits also included the financial statement schedules listed at
Item 14(a)2 in the MAPCO Inc. 1997 Annual Report on Form 10-K (not presented herein). These financial statements and financial statement schedules are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements and financial statement schedules based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of MAPCO Inc. and subsidiaries at December 31, 1997 and 1996, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1997, in conformity with generally accepted accounting principles. Also, in our opinion, such financial statement schedules, when considered in relation to the basic consolidated financial statements taken as a whole, present fairly in all material respects the information set forth therein.

As discussed in Note 16 to the MAPCO Inc. consolidated financial statements (Note 18 to the consolidated financial statements of The Williams Companies, Inc.), MAPCO Inc. is a defendant in litigation relating to an LPG explosion in April 1992, that occurred near an underground salt dome storage facility located near Brenham, Texas.

Effective October 1, 1997, MAPCO Inc. changed its method of accounting for business process reengineering activities to conform to the consensus reached by the Emerging Issues Task Force in Issue No. 97-13.




Deloitte & Touche LLP
Tulsa, Oklahoma
January 27, 1998
(March 3, 1998, as to Notes 2 and 16 to the
MAPCO Inc. consolidated financial statements)